EXHIBIT 4.3

THE SECURITIES EVIDENCED BY THIS INSTRUMENT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") AND APPLICABLE SECURITIES LAWS OF ANY STATE OR JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

VOID AFTER 5:00 P.M. EASTERN TIME, April 30, 2006

                                 PURCHASE OPTION

                               For the Purchase of

                                   ______ Units

                                       of

                              Kirlin Holding Corp.

                            (A Delaware Corporation)

1.       Purchase Option.
         ---------------

         THIS CERTIFIES THAT, in consideration of $_____ duly paid by or on behalf of ______________ (the "Holder" or in the event of a transfer or assignment "Holders"), as registered owner of this Purchase Option, to Kirlin Holding Corp. ("Company"), Holder is entitled, at any time or from time to time commencing on May 1, 2002 and ending on April 30, 2006 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, ______ Units of the Company. Each whole Unit consists of (i) 100,000 shares of the Company's common stock ("Common Stock" or "Shares"); (ii) 50,000 Class A Warrants; and (iii) 50,000 Class B Warrants, as hereinafter described (together the "Warrants"). Each Unit is identical to those Units issued to investors pursuant to the offering ("Offering") described in Company's Term Sheet dated August 1, 2001, as amended by the Supplement dated August 31, 2001 (together, the "Term Sheet"). The Warrants included in the Units are identical to the warrants of the Company being sold in the Offering contemplated by the Term Sheet. If the Expiration Date of this Purchase Option is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day that is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $120,000.00 per whole Unit. The term "Exercise Price" shall mean the initial exercise price or, if adjustments thereto have been made, the adjusted exercise price.



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2.       Exercise.
         ---------

         2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price in cash or by certified check or official bank check for the securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 Legend. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended ("Securities Act"):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law."

         2.3    Conversion Right.

                2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 2.1, the Holder may elect to (but is not obligated to) convert any exercisable but unexercised portion of this Purchase Option ("Exercisable Portion") into securities and upon such conversion the Company will deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units equal to the product obtained by multiplying (a) the Exercisable Portion by (b) the quotient obtained from dividing (z) the "Value" (as defined below) of the Exercisable Portion by
(y) the product obtained by multiplying (A) the "Market Price" of a whole Unit as determined below as of the second trading day prior to the date the Company receives the Purchase Option being converted pursuant to Section 2.3.2 hereof ("Determination Date") by (B) the Exercisable Portion. The "Value" of the Exercisable Portion equals the remainder derived from subtracting (i) the Exercise Price of a whole Unit multiplied by the Exercisable Portion from (ii) the Market Price of a whole Unit multiplied by the Exercisable Portion. As used herein, the "Market Price" of a whole Unit equals 100,000 multiplied by the average of the last reported sale price of a share of Common Stock for each of the five trading days immediately preceding the Determination Date as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, in case the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the average last reported sale price of the Common Stock for the five trading days immediately preceding the Determination Date as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based upon the best information available to it.

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                2.3.2   Exercise of Conversion Right. The conversion right may
be exercised by the Holder on any business day on or after the First Closing and not later than the Expiration Date by delivering to the Company this Purchase Option with a duly executed exercise form attached hereto with the conversion section completed.

3.     Transfer.
       ---------

       3.1 Assignment. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Preferred Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

        3.2 Restrictions Imposed by the Securities Act. This Purchase Option and the securities underlying this Purchase Option shall not be transferred unless and until (i) the Purchase Option is exercisable, (ii) the Company has received the opinion of counsel for the Holder that this Purchase Option or the securities underlying this Purchase Option, as the case may be, may be transferred pursuant to an exemption from registration under the Securities Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Graubard Miller shall be deemed satisfactory evidence of the availability of an exemption), or (iii) a registration statement relating to this Purchase Option, or the securities underlying this Purchase Option as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state securities laws.

4.     New Purchase Options to be Issued.
       ---------------------------------

       4.1    Partial Exercise or Transfer. Subject to the restrictions in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part as of the First Closing. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Preferred Stock (or Common Stock, as the case may be) purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

       4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

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5.     Registration Rights.
       -------------------

       5.1 Rights. The Company hereby grants the Holder hereof with respect to the Common Stock underlying the Purchase Option and the shares of Common Stock underlying the Warrants underlying the Purchase Option (collectively "Registrable Securities") the same registration rights including but not limited to rights to notice, payment of registration expenses and indemnification afforded the subscribers in the Offering set forth in Section
7.1 of the Subscription Agreement for each Subscriber.

       5.2 Exercise of Purchase of Options. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

6.     Adjustments.
       -----------

       6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

              6.1.1 Stock Dividends, Recapitalization, Reclassification, Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Units issuable on exercise of this Purchase Option shall be increased in proportion to such increase in outstanding shares. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of 0.10 Unit at $120,000.00 per whole Unit (each Class A Warrant and Class B Warrant underlying the Units is exercisable for $1.50 and $2.50 per share, respectively), upon effectiveness of the dividend, this Purchase Option will be adjusted to allow for the purchase of 0. 20 Unit at $60,000 per Unit (each Class A Warrant and Class B Warrant underlying the Units exercisable for $.75 and $1.25 per share, respectively).

              6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of Units issuable on exercise of this Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

              6.1.3 Adjustments in Exercise Price. Whenever the number of Units issuable upon exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Units purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of Units so purchasable immediately thereafter.

              6.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case

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of any merger or consolidation of the Company with or into another corporation
(other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by
Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

              6.1.5 Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         6.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Units upon the exercise or transfer of this Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Units or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants, if any, underlying the Units issuable upon exercise of this Purchase Option and payment of the respective exercise prices therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its best efforts to cause all (i) shares of Common Stock underlying the Units issuable upon exercise of the Purchase Options, (ii) Warrants issuable upon exercise of the Purchase Options and (iii) shares of Common Stock issuable upon exercise of the Warrants underlying the Units, to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock or the Warrants issued pursuant to the Memorandum are then listed and/or quoted.

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8.       Certain Notice Requirements.
         ---------------------------

         8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Purchase Option and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least five business days prior to the date fixed as a record date or the date of closing of the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up, sale, merger or consolidation. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events:
(i) if the Company shall set a record date for the purpose of determining the record holders of its shares of Common Stock or Warrants entitled to receive a dividend or distribution on or with respect to such shares, or (ii) if the Company shall offer to all the holders of shares of Common Stock or Warrants any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) if there shall occur a dissolution, liquidation or winding up of the Company or a sale of all or substantially all of its property, assets and business, or a merger or consolidation with another entity in which the Company is not the surviving entity.

         8.3 Notice of Change. If any event occurs that would require a notice to be sent to a holder of Common Stock or Warrants during the time this Purchase Option is outstanding, the Company shall also send such notice to the Holder(s) hereof.

         8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.       Miscellaneous.
         -------------

         9.1 Amendments. The Company and Kirlin Securities, Inc., may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Kirlin Securities, Inc. may deem necessary or desirable and that the Company and Kirlin Securities, Inc. deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

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         9.2    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         9.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         9.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its or their reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.6 Waiver, Etc. The failure of the Company or the Holder at any time to enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder thereafter to enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         9.7 Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                                       7
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         9.8    Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and Kirlin Securities, Inc. enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.



                            [SIGNATURE PAGE FOLLOWS]
























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         IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of October 30, 2001.

                                    Kirlin Holding Corp.


                                    By:
                                       ---------------------------------
                                          Anthony J. Kirincic, President



























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Form to be used to exercise Purchase Option:


Kirlin Holding Corp.


Date: ______________________ _______, ___________

         The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase _______ Units of Kirlin Holding Corp. and hereby makes payment of $____________ (at the rate of $_____ per share) in payment of the Exercise Price pursuant thereto. Please issue the securities underlying this Purchase Option in accordance with the instructions given below.

or
--

         The undersigned hereby irrevocably elects to exercise the attached Purchase Option and to purchase ___ Units of Kirlin Holding Corp. by surrender of the unexercised portion of the attached Purchase Option (with a "Value" of $______ based on a "Current Market Price" of $______). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.


                                    Signature ________________________________
                                    Print Name _______________________________



         NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.


INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name
(Print in Block Letters)

Address







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Form to be used to assign Purchase Option:

ASSIGNMENT


         (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

         FOR VALUE RECEIVED, _____________________________________________ does hereby sell, assign and transfer unto ____________________________ the right to purchase _____________ Units of Kirlin Holding Corp.("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:  _________________ ______, _______







         NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.




















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